NSAR ITEM 77O
October 1, 2001 - March 31, 2002
VK New York Tax Free Income Fund
10f-3 Transactions


Underwriting #   Underwriting   Purchased       Amount of    % of       Date of
                                From            shares    underwriting  Purchase

    1         NY Transitional   Lehman Brothers  1,420     0.34         10/29/01
              Fin. Authority

    2         Triborough Bridge Bear Sterns      4,000     0.36         11/05/01
              & Tunnel Auth.

    3         Monroe County NY  First Albany     1,250     1.4029       02/18/02
               GO Public
               Improvement




Underwriters for #1
Lehman Brothers
Bear, Stearns & Co. Inc.
Morgan Stanley
RBC Dain Rauscher Inc.
First Albany Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
UBS PaineWebber Inc.
Ramirez & Co., Inc.
Salomon Smith Barney Inc.
Advest, Inc.
Apex Pryor Securities, a division of Rice Financial Products David Lerner Associates, Inc.
Quick & Reilly, Inc.
Lebenthal & Co., Inc.
M.R. Beal & Company
CIBC World Markets
Roosevelt & Cross, Inc.
Siebert Brandford Shank & Co.

Underwriters for #2
Bear, Stearns & Co. Inc.
First Albany Corporation
Lehman Brothers
J.P. Morgan Securities Inc.
Morgan Stanley
Salomon Smith Barney Inc.
UBS PaineWebber Inc.
ABN Amro Financial Services Inc.
Advest, Inc.
CIBC World Markets
Commerce Capital Markets, Inc.
RBC Dain Rauscher Inc.
Fahnestock & Co. Inc.
Jackson Securities Inc.
Lebenthal & Co. Inc.
Jackson Securities Inc.
Lebenthal & Co., Inc.
Merrill Lynch & Co.
Quick & Reilly, Inc.
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Roosevelt & Cross, Inc.
Siebert Brandford Shank & Co.
First Union National Bank

Underwriters for #3
First Albany Corporation
RBC Dain Rauscher
Ramirez & Co., Inc.
Merrill Lynch & Co.
Morgan Stanley
Quick & Reilly, Inc.
Roosevelt & Cross, Inc.